UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 19, 2013

Kirby Corporation
(Exact name of registrant as specified in its charter)

Nevada	1-7615	74-1884980
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

55 Waugh Drive, Suite 1000		77007
Houston, Texas		(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(713) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On April 24, 2013, Kirby Corporation (“Kirby”) issued a press release announcing earnings for the first quarter ended March 31, 2013.  A copy of the press release is attached as Exhibit 99.1 to this report.

EBITDA, a non-GAAP financial measure, is used in the press release.  Kirby defines EBITDA as net earnings attributable to Kirby before interest expense, taxes on income, depreciation and amortization.  Kirby has historically evaluated its operating performance using numerous measures, one of which is EBITDA.  EBITDA is presented because of its wide acceptance as a financial indicator.  EBITDA is one of the performance measures used in Kirby’s incentive bonus plan.  EBITDA is also used by rating agencies in determining Kirby’s credit rating and by analysts publishing research reports on Kirby, as well as by investors and investment bankers generally in valuing companies.  A quantitative reconciliation of EBITDA to GAAP net earnings attributable to Kirby for the 2013 and 2012 first quarter is included in the press release.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 23, 2013, the Board of Directors of Kirby elected Joseph H. Pyne Chairman of the Board, President and Chief Executive Officer of the company.  He previously served as Chairman of the Board and Chief Executive Officer.  The Board also elected Gregory R. Binion President - Marine Transportation Group, which includes overall responsibility for both Kirby’s inland and coastal marine transportation operations.  Mr. Binion previously served as President and Chief Operating Officer of Kirby.

Mr. Pyne, 65, has served as Chairman of the Board and Chief Executive Officer since April 2011, as Chairman of the Board, President and Chief Executive Officer from April 2010 to April 2011 and as President and Chief Executive Officer from 1995 to April 2010.  He has served as a director of Kirby since 1988.

On April 19, 2013, Mr. Pyne notified the Board that he has decided to relinquish the position of Chief Executive Officer in early 2014.  He and the Board will focus on completing the transition of the responsibilities of Chief Executive Officer to David W. Grzebinski by that time.  Mr. Grzebinski is currently Executive Vice President and Chief Financial Officer of Kirby.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 23, 2013, the Board of Directors of Kirby amended the Bylaws of the company.  Article III, Section 7 was amended to provide that the Chairman of the Board, as well as the President or Secretary, may call special meetings of the Board of Directors.  Article III, Section 9 was amended to provide for facsimile or electronic signatures on written consents of the directors.  Article III, Section 13 was amended to clarify the types of compensation that may be paid for serving as a director or a member of a committee of the Board of Directors.  Article V, Sections 1, 2, 5, 12, 13, 14 and 17 were amended to clarify provisions relating to the election and responsibilities of officers of the company.

The foregoing summary of the Bylaw amendments does not purport to be complete and is qualified by reference to the amended Bylaws which are attached to this report as Exhibit 3.1 and are incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Kirby held its Annual Meeting of Stockholders on April 23, 2013, at which the stockholders voted on the following matters:

1.         C. Sean Day, William M. Lamont, Jr. and William M. Waterman were elected Class III directors of Kirby to serve until the 2016 Annual Meeting of Stockholders by the following vote:

	For	Against	Abstain	Broker Non-Votes
C. Sean Day	42,001,640	5,221,355	18,321	2,716,900
William M. Lamont, Jr.	45,009,275	2,213,590	18,451	2,716,900
William M. Waterman	45,214,071	2,009,140	18,105	2,716,900

2.         The Audit Committee’s selection of KPMG LLP as Kirby’s independent registered public accounting firm for 2013 was ratified by the following vote:

For	49,658,263
Against	292,710
Abstain	7,243

5.         Advisory vote on the approval of the compensation of Kirby’s named executive officers:

For	44,114,145
Against	2,845,693
Abstain	281,478
Broker non-votes	2,716,900

Item 9.01.	Financial Statements and Exhibits
(c)	Exhibits:
3.1	Kirby Corporation Bylaws dated April 23, 2013
99.1	Press release dated April 24, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KIRBY CORPORATION
(Registrant)

By:	/s/ David W. Grzebinski
David W. Grzebinski
Executive Vice President
and Chief Financial Officer

Dated:  April 25, 2013

EXHIBIT INDEX

Exhibit 3.1	Kirby Corporation Bylaws dated April 23, 2013
Exhibit 99.1	Press release dated April 24, 2013